EXHIBIT 99.1

SATCON® REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS

Boston, Massachusetts — April 27, 2011 - Satcon Technology Corporation® (NASDAQ CM:SATC), a leading provider of utility scale power conversion solutions for the renewable energy market, today announced its results for the first quarter ended March 31, 2011.

	Three Months Ended
(in millions except margin data)	March 31, 2011	March 31, 2010	% Change

Revenue	$62.0	$14.7	321%
Gross Margin	24%	14%
Operating Income (Loss)	$(1.5)	$(7.1)	79%

Revenue for the first quarter of 2011 was $62.0 million, an increase of 321% over the same period last year.  North America continued to be the company’s strongest performing region, representing 76% of total sales.  Asia contributed 22% of sales, while Europe represented 2%.  During the first quarter, the company shipped 276.5 MWs of its industry-leading PowerGate® Plus, Prism®, and Solstice® solutions.  Satcon’s utility scale solutions, of 250kW and above, continued to be the company’s strongest performing offering, shipping over 240 MW, and representing 87% of total units shipped in the quarter.

“Our performance in the first quarter of 2011 reflected continued demand for our utility scale solar PV systems in both North America and Asia, where Satcon continues to be the market leader,” said Steve Rhoades, Satcon’s President and Chief Executive Officer.  “At the same time, our European business was weaker than we expected due to the uncertainty around government policies for renewable energy in several European countries.”

Bookings for the first quarter of 2011 totaled $35.5 million.  This represents 132 MW of orders for Satcon’s solutions, with 77% of that demand coming from North America, 20% from Asia Pacific and 3% from Europe.

At March 31, 2011, the company’s backlog, which consists of purchase orders from its customers, was $72.2 million.  Backlog from North America represented 78.5% of orders to be delivered.  Asia contributed 14.7%, while Europe contributed 6.8%.

“We continue to see increasing demand for our utility scale PV inverter solutions in North America and Asia,” said Rhoades.  “For the second quarter of 2011 we believe the markets in North America and Asia will remain strong and that Germany and Italy will define their long-term FIT strategies.  We expect Q2 revenue to be in the range of $50 to $60 million.”

Conference Call Reminder

The company will hold a conference call to review its financial results and business highlights today, April 27, 2011 at 5:00 p.m. ET.  During the conference call, the company may answer questions concerning business and financial developments and trends, and other business and financial matters. The company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call will be webcast live over the Internet and can be accessed on the Investor Relations section of the company’s website at http://investor.satcon.com.  The conference call also can be accessed by dialing (877) 407-8289 (U.S. and Canada) or (201) 689-8341 (International).  Interested parties that are unable to listen to the live call may access an archived version of the webcast on Satcon’s website.

About Satcon

Satcon Technology Corporation is a leading provider of utility-grade power conversion solutions for the renewable energy market, enabling the industry’s most advanced, reliable, and proven clean energy alternatives.  For more than ten years, Satcon has designed and delivered advanced power conversion products that enable large-scale producers of renewable energy to convert the clean energy they produce into grid-connected efficient and reliable power.  To learn more about Satcon, please visit http://www.Satcon.com.

Safe Harbor

Statements made in this document that are not historical facts or which apply prospectively are forward-looking statements that involve risks and uncertainties.  These forward-looking statements are identified by the use of terms and phrases such as “will,” “intends,” “believes,” “expects,” “plans,” “anticipates” and similar expressions.  Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the company’s expectation.  Additional information concerning risk factors is contained from time to time in the company’s SEC filings, including its Annual Report on Form 10-K and other periodic reports filed with the SEC.  Forward-looking statements contained in this press release speak only as of the date of this release.  Subsequent events or circumstances occurring after such date may render these statements incomplete or out of date.  The company expressly disclaims any obligation to update the information contained in this release.

Contact

Leah Gibson

Investor Relations

Satcon Technology Corporation
(617) 897-2400
leah.gibson@Satcon.com

SATCON TECHNOLOGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$33,619,823	$30,094,162
Accounts receivable, net of allowance of $1,105,225 and $974,887 at March 31, 2011 and December 31, 2010, respectively	69,399,723	73,713,308
Unbilled contract costs and fees	174,342	174,342
Inventory	72,870,272	40,542,893
Prepaid expenses and other current assets	4,941,148	4,254,246

Total current assets	181,005,308	148,778,951
Property and equipment, net	8,641,376	7,284,285
Other long-term assets	217,744	—

Total assets	$189,864,428	$156,063,236

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$30,000,000	$15,000,000
Note payable, current portion, net of discount of $406,594 and $434,247 at March 31, 2011 and December 31, 2010, respectively	3,144,289	2,107,473
Accounts payable	56,499,894	45,060,537
Accrued payroll and payroll related expenses	3,999,279	4,476,685
Other accrued expenses	7,604,804	6,824,388
Accrued restructuring costs	—	49,203
Deferred revenue	9,967,874	8,099,852
Total current liabilities	111,216,140	81,618,138

Warrant liabilities	2,544,274	5,454,109
Note payable, net of current portion and discount of $312,178 and $399,589 at March 31, 2011 and December 31, 2010, respectively	8,136,939	9,058,691
Deferred revenue, net of current portion	15,560,262	11,622,918
Other long-term liabilities	331,532	318,151
Total liabilities	137,789,147	108,072,007
Commitments and contingencies

Stockholders’ equity:
Common stock; $0.01 par value, 200,000,000 shares authorized; 119,007,647 and 117,911,278 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	1,190,076	1,179,113
Additional paid-in capital	297,929,039	291,717,323
Accumulated deficit	(245,614,266)	(243,475,639)
Accumulated other comprehensive loss	(1,429,568)	(1,429,568)
Total stockholders’ equity	52,075,281	47,991,229
Total liabilities and stockholders’ equity	$189,864,428	$156,063,236

SATCON TECHNOLOGY CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31, 2011	March 31, 2010

Product revenue	$62,004,937	$14,732,479
Cost of product revenue	47,132,525	12,699,109
Gross margin	14,872,412	2,033,370

Operating expenses:
Research and development	6,136,333	2,731,785
Selling, general and administrative	10,223,313	5,579,882
Restructuring charges	—	783,701
Total operating expenses from continuing operations	16,359,646	9,095,368

Operating loss from continuing operations	(1,487,234)	(7,061,998)

Change in fair value of warrant liabilities	123,561	1,088,978
Other (loss) income, net	(199,856)	(68,415)
Interest income	151	175
Interest expense	(575,249)	(63,227)
Net loss from continuing operations	(2,138,627)	(6,104,487)
Income from discontinued operations, net of tax	—	31,390
Gain on sale of discontinued operations, net of tax	—	500,217
Net loss	(2,138,627)	(5,572,880)
Deemed dividend and accretion on Series C preferred stock	—	(1,269,191)
Dividend on Series C preferred stock	—	(355,060)
Net loss attributable to common stockholders	$(2,138,627)	$(7,197,131)

Net loss per weighted average share, basic and diluted:
From loss on continuing operations attributable to common stockholders	$(0.02)	$(0.11)
From income on discontinued operations	—	0.00
From gain on sale of discontinued operations	—	0.01
Net loss attributable to common stockholders per weighted average share, basic and diluted	$(0.02)	$(0.10)

Weighted average number of common shares, basic and diluted	118,726,322	70,921,357